SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: July 18, 2007
Date of earliest event reported: July 16, 2007
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 West 42nd Street New York, NY	10036
(Address of principal executive offices)	(Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Wenda Harris Millard as Director
     On June 25, 2007, the Company announced that it appointed Wenda Harris Millard as President of Media, effective as of July 16, 2007. In connection with her appointment as the Company’s President of Media, Ms. Millard resigned as a director of the Company, effective as of July 16, 2007. Ms. Millard was a member of the Company’s Audit Committee.

Item 8.01.	Other Events.
     In connection with Ms. Millard’s resignation as a director of the Company, Jill A. Greenthal, currently a director of the Company and a member of the Company’s Compensation Committee, has agreed to take Ms. Millard’s place on the Company’s Audit Committee pursuant to the recommendation of the Company’s Nominating and Governance Committee to the Board of Directors. Ms. Greenthal has agreed to serve on the Audit Committee until such time as the Company names a new director who will serve on the Company’s Audit Committee. Ms. Greenthal also will continue to serve as a member of the Compensation Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Date: July 18, 2007	By:	/s/ John R. Cuti
John R. Cuti
Secretary and General Counsel